LivePerson Contact:
Michael Matkin
Ricochet Public Relations
(212) 905-6194
mmatkin@ricochetpr.com

LivePerson Achieves Double-Digit Growth in SMB Market

Small and Midsize Business Sector Embraces Live Chat Technology to Increase Online Sales and Deliver Enhanced Level of Customer Service

New York, NY - December 7, 2005 - LivePerson, Inc. (Nasdaq: LPSN), a provider of communications solutions for online sales, marketing and customer service, announced today it has achieved 38% revenue growth over the last 12 months in the small and midsized business (SMB) sector. More than 4,000 customers are currently leveraging LivePerson’s on-demand SMB product offerings, LivePerson Pro and LivePerson Contact Center, to increase sales, improve customer satisfaction and lower service costs.

To better compete with large companies and overcome traditional market barriers, such as size and distribution, SMBs are turning to the web, investing in technology to gain a competitive advantage. LivePerson Pro and LivePerson Contact Center deliver enhanced capabilities that facilitate online interactions, enabling organizations to develop the personal relationships that are vital to their businesses.

“Service makes the difference in most industries, but in the travel industry it is the difference between life and death,” said James R. Wehrle, eCommerce Manager for VIP-Travel-Club. “With LivePerson we have been able to provide economical, efficient and quick communication with our members and build a personal relationship with each of them. Being able to interact with our members online, in real time, has proven to be a big service tool and the secure LivePerson chat now makes closing the sale much faster and easier.”

In addition to promoting superior service and unmatched responsiveness to website visitors, both products offer efficient application management with value-added features.

Key features in LivePerson Pro—the company’s principal live chat solution for SMBs— and LivePerson Contact Center, a solution that manages interactions across all channels—chat, email and self-service/knowledgebase—include:

▪
Real-Time Site Monitoring - identifies and tracks patterns and trends in visitor activity and search engine traffic. Detailed information on keyword and paid search results help companies refine online strategies and maximize the return on marketing and advertising investments.

▪	Integration with Third-Party Applications - seamlessly integrates with third-party CRM, SFA, billing and database systems, creating a powerful combination of contact channels and back-end tools.

▪
Built-In Ticket System (LivePerson Contact Center) - stores all interactions relating to issues and inquiries and enables agents to track issue status, schedule follow-up action items, and deliver seamless hand-offs.

“At eRug.com, we’re in a very competitive industry and knowledge, trust and selection separate us from other retailers,” said Jesse Kelsey, Marketing Project Manager at eRug.com. “LivePerson's live chat solution is an effective tool that helps distinguish our business from competitors. The technology allows us to establish personal relationships with our customers, and the application's monitoring features let us observe how customers navigate our site, so we can make sure we're delivering the best online experience possible.”

In the past year, LivePerson has also established key partnerships with Salesforce.com, NetSuite and MonsterCommerce, industry-leading organizations that provide hosted software solutions benefiting SMBs. LivePerson’s communications technology extends the functionality of these platforms, supplying increased value to their broad customer bases.

“Despite resource constraints, SMBs are anxious to take advantage of technology that boosts productivity, helps capitalize on revenue opportunities and provides differentiation from the competition,” said Philippe Lang, LivePerson’s vice president and general manager of the SMB group. “At LivePerson, we are committed to meeting the needs of this important market segment and will continue to develop products that foster growth and deliver maximum business value.”

About LivePerson
LivePerson™ is a leading provider of communications solutions for online sales, marketing and customer service. LivePerson's Timpani™ platform enables online businesses to identify and engage the right customer with the right communication channel at the right time, thereby enhancing the online experience. Chat, marketing and selling tools, a self-service knowledgebase and email management are combined with industry-leading channel matching technology, rules-based intelligence, routing and reporting, to offer clients the opportunity to increase sales, lower customer service costs and enhance the customer experience. The company's roster of more than 4,000 customers, including EarthLink, Microsoft, Hewlett Packard, Qwest, and Verizon, have long reported significant savings, increased sales and high customer satisfaction using LivePerson's technologies. LivePerson is headquartered in New York City.